                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-KA

                               (Amendment No. 1)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) October 25, 1996


                            AMERICAN WAGERING, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter).


            Nevada                 000-20685                     88-0344658
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                   IRS Employer
      of incorporation            File Number)               Identification No.)
      or organization)


        675 Grier Drive, Las Vegas, Nevada                         89119
--------------------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)

                         Registrant's telephone number,
                      including area code: (702) 735-0101

EXPLANATORY NOTE:


On October 25, 1996, the Registrant, American Wagering, Inc., a Nevada corporation (the "Company"), acquired from Autotote Corporation, a Delaware corporation ("AC"), all of the outstanding shares of capital stock ("Shares") of Autotote CBS, Inc., a Nevada corporation ("CBS"), pursuant to a Stock Transfer Agreement between the Company and AC, and the right to use certain software owned by AC and Autotote Systems, Inc., a Delaware corporation ("ASI"), useful in CBS's business ("License") pursuant to a Technology Cross License Agreement, as amended, among CBS, AC and ASI. CBS designs, installs and provides sports and race book equipment, software, including the MEGASPORTS (R) product for pari-mutuel sports wagering, and computer systems to the sports betting industry and owns the real estate and building in Las Vegas, Nevada where the Company currently maintains its corporate offices.

As consideration for the Shares and License the Company paid $3 million in cash from its working capital to AC and agreed to guarantee pursuant to a Guaranty Agreement CBS's obligation under its current mortgage of approximately $2 million on the real estate and building.

Simultaneously with the execution of the Stock Transfer Agreement, (i) ASI appointed CBS as its distributor in Nevada of ASI products, including Probe terminals, MKII terminals, videocards, communication devices and pari-mutuel race systems ("Distribution Products") pursuant to an Authorized Exclusive Distributorship Agreement between them ("Distributorship Agreement"); (ii) ASI granted CBS the right under certain conditions, to manufacture video gaming machines, Distribution Products pursuant to a Manufacturing Agreement between them ("Manufacturing Agreement") and (iii) CBS and ASI agreed to cooperate in pursuing business relating to international sports and pari-mutuel wagering pursuant to an International Cooperation Agreement between them ("International Agreement").

The terms of the Stock Transfer Agreement, including the agreement with respect to consideration, were arrived at pursuant to arms-length negotiations between representatives of the Company, on the one hand, and representatives of AC, on the other hand. The transaction was approved by the Company's Board of Directors on October 25, 1996.

On November 8, 1996, the Company filed with the Securities and Exchange Commission (the "Commission") a Report on Form 8-K (the "Initial 8-K Report") with respect to the Company's acquisition of the stock of Autotote CBS, Inc.

Pursuant to clause (a)(4) of Item 7 of Form 8-K, the Initial 8-K Report did not include the historical CBS financial statements and the pro forma financial information of the Company (the "Financial Information") and instead contained an undertaking to file the Financial Information with the Commission in an amendment to the Initial 8-K Report as soon as practicable, but not later than January 7, 1997. This amendment is being filed for the purpose of satisfying the Company's undertaking to file the Financial Information, and this amendment should be read in conjunction with the Initial 8-K Report.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of the Business Acquired.

                  The balance sheets of CBS as of October 31, 1995 and as of October 24, 1996, and the related statements of income, stockholders' equity and cash flows for the year ended October 31, 1995 and for the period from November 1, 1995 to October 24, 1996, together with the related notes and audit report of Arthur Andersen LLP, are set forth below.

         (b)      Pro Forma Financial Information.

                  Set forth below are the following unaudited pro forma financial statements:

                  1.  Introduction to Pro Forma Financial Statements.

                  2. Pro Forma Condensed Statement of Income of the Company for
                     the Nine Month Period October 31, 1996.

                  3. Pro Forma Condensed Statement of Income of the Company for
                     the Year Ended January 31, 1996.

                  4. Notes to Pro Forma Financial Statements.

         (c)      Exhibits.

                  None.

Item 7.(a) Financial Statements of the Business Acquired




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
     Autotote CBS, Inc.:

We have audited the accompanying balance sheets of Autotote CBS, Inc. (a Nevada corporation) (the "Company") as of October 24, 1996 and October 31, 1995, and the related statements of income, stockholders' equity and cash flows for the period from November 1, 1995 to October 24, 1996 and the for year ended October 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Autotote CBS, Inc. as of October 24, 1996 and October 31, 1995, and the results of its operations and its cash flows for the period from November 1, 1995 to October 24, 1996 and for the year ended October 31, 1995, in conformity with generally accepted accounting principles.




                                                          ARTHUR ANDERSEN LLP


Las Vegas, Nevada
December 20, 1996

                               AUTOTOTE CBS, INC.

                                 BALANCE SHEETS

                   AS OF OCTOBER 31, 1995 AND OCTOBER 24, 1996



                                     ASSETS

                                                              October 31, October 24,
                                                                 1995        1996
                                                             ----------   ----------
CURRENT ASSETS:
     Cash and cash equivalents                               $  334,535   $  162,531
     Accounts receivable (net of allowances for
         uncollectible accounts of $46,400 and $27,000
         as of October 31, 1995 and October 24,
         1996, respectively)                                    831,932      397,551
     Current portion of note receivable                          93,269       93,269
     Inventory                                                  322,000      157,550
     Rent receivable from affiliate                              39,366       71,413
     Prepaid expenses and other                                 212,420       76,596
                                                             ----------   ----------
              Total current assets                            1,833,522      958,910

PROPERTY AND EQUIPMENT, net                                   3,414,789    3,349,136

INVESTMENT IN JOINT VENTURE                                      74,452      101,173

NOTE RECEIVABLE, net of current portion                         227,649      108,575

INTERCOMPANY RECEIVABLE                                       1,328,405         --

INTANGIBLE AND OTHER ASSETS                                   1,649,609    1,301,280
                                                             ----------   ----------
                                                             $8,528,426   $5,819,074
                                                             ----------   ----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current portion of mortgage note payable                $   44,990   $   48,402
     Accounts payable                                           198,280       76,009
     Accrued expenses                                           272,507      416,964
     Customer deposits                                           43,880       50,800
                                                             ----------   ----------
                                                                559,657      592,175
                                                             ----------   ----------

DEFERRED INCOME TAXES                                            50,109       67,847
                                                             ----------   ----------

MORTGAGE NOTE PAYABLE, less current portion                   2,047,854    2,003,345
                                                             ----------   ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Capital stock -- $.01 par value; authorized
     250,000 shares; issued and outstanding: 100 shares               1            1
     Additional paid-in capital                                 499,999      499,999
     Retained earnings                                        5,370,806    2,655,707
                                                             ----------   ----------
             Total stockholders' equity                       5,870,806    3,155,707
                                                             ----------   ----------
                                                             $8,528,426   $5,819,074
                                                             ----------   ----------


   The accompanying notes are an integral part of these financial statements.

                               AUTOTOTE CBS, INC.

                              STATEMENTS OF INCOME

                       FOR THE YEAR ENDED OCTOBER 31, 1995

            AND THE PERIOD FROM NOVEMBER 1, 1995 TO OCTOBER 24, 1996



                                                  October 31,     October 24,
                                                     1995            1996
                                                  -----------    -----------
REVENUES:
     Equipment and supplies                       $ 3,468,669    $ 1,914,069
     Maintenance fees                               1,744,206      1,809,416
     Equipment rentals                                213,071         88,329
     Other                                            406,154        315,346
                                                  -----------    -----------
          Total revenues                            5,832,100      4,127,160
                                                  -----------    -----------

COSTS AND EXPENSES:
     Cost of product sales and maintenance fees     2,843,950      2,308,577
     Selling, general and administrative            1,220,334      1,181,252
     Depreciation and amortization                    258,683        259,957
     Write off of investment, intangible
       and other assets                               681,701        258,369
                                                  -----------    -----------
          Total costs and expenses                  5,004,668      4,008,155
                                                  -----------    -----------

     Income from operations                           827,432        119,005

OTHER INCOME (EXPENSE):
     Interest and other income                         38,399         34,901
     Interest expense                                 (42,745)      (156,643)
     Rent income from affiliate                        54,306        213,040
     Equity in loss of joint venture                 (197,078)      (112,602)
                                                  -----------    -----------
          Total other income                         (147,118)       (21,304)
                                                  -----------    -----------

     Income before intercompany
        charge in lieu of income taxes                680,314         97,701

INTERCOMPANY CHARGE IN
    LIEU OF INCOME TAXES                              238,110        123,268
                                                  -----------    -----------

     Net income (loss)                            $   442,204    $   (25,567)
                                                  -----------    -----------

   The accompanying notes are an integral part of these financial statements.

                               AUTOTOTE CBS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                       FOR THE YEAR ENDED OCTOBER 31, 1995

            AND THE PERIOD FROM NOVEMBER 1, 1995 TO OCTOBER 24, 1996



                                   Capital Stock          Additional
                               --------------------        Paid-in      Retained
                               Shares        Amount        Capital      Earnings         Total
                               ------        ------        -------      --------         -----

Balance, November 1, 1994           100   $         1   $   499,999   $ 4,928,602    $ 5,428,602

      Net income                   --            --            --         442,204        442,204
                            -----------   -----------   -----------   -----------    -----------

Balance, October 31, 1995           100             1       499,999     5,370,806      5,870,806

      Net (loss)                   --            --            --         (25,567)       (25,567)

      Dividends paid to
        parent                     --            --            --      (2,689,532)    (2,689,532)
                            -----------   -----------   -----------   -----------    -----------
Balance, October 24, 1996           100   $         1   $   499,999   $ 2,655,707    $ 3,155,707
                            ===========   ===========   ===========   ===========    ===========











   The accompanying notes are an integral part of these financial statements.

                               AUTOTOTE CBS, INC.

                            STATEMENTS OF CASH FLOWS

                       FOR THE YEAR ENDED OCTOBER 31, 1995

            AND THE PERIOD FROM NOVEMBER 1, 1995 TO OCTOBER 24, 1996

                                                                October 31,    October 24,
                                                                   1995           1996
                                                                -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                            $   442,204    $   (25,567)
     Adjustments to reconcile net income to cash provided
       by operating activities:
         Depreciation and amortization expense                      258,683        259,957
         Equity in loss of joint venture                            197,078        112,602
         Write off of investment, intangible  and other assets      635,279        254,494
         Provision for bad debts                                       (335)       (13,604)
         Inventory reserve                                           36,683         32,429
         Property reserve                                            46,422          3,875
         Deferred income taxes                                       31,750         35,878
         Intercompany charge - current tax provision                206,360         87,390
     Change in assets and liabilities Decrease (increase) in:
              Accounts receivable                                   302,649        447,985
              Inventory                                              (3,427)       132,021
              Rent receivable from affiliate                        (39,366)       (32,047)
              Prepaid expenses and other                           (187,858)       117,801
         Increase (decrease) in:
              Accounts payable                                      167,585       (122,271)
              Accrued expenses                                   (1,219,019)       144,457
              Customer deposits                                     (39,453)         6,920
                                                                -----------    -----------
Cash flows provided by operating activities                         835,235      1,442,320
                                                                -----------    -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                             (212,655)      (104,344)
   Net contributions to unconsolidated joint venture               (436,295)       (26,721)
   Decrease (increase) in intercompany receivable                   303,719     (1,561,236)
   Expenditures capitalized as intangible assets                   (173,332)          --
                                                                -----------    -----------
  Cash flows used in investing activities                          (518,563)    (1,692,301)
                                                                -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments received on notes receivable                               --          119,074
   Issuances of notes receivable                                   (320,918)          --
   Repayment of notes payable                                        (7,156)       (41,097)
                                                                -----------    -----------
Cash flows (used in) provided by financing activities              (328,074)        77,977
                                                                -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                           (11,402)      (172,004)

CASH AND CASH EQUIVALENTS, beginning of year                        345,937        334,535
                                                                -----------    -----------

CASH AND CASH EQUIVALENTS, end of year                          $   334,535    $   162,531
                                                                ===========    ===========


                                   (Continued)

                               AUTOTOTE CBS, INC.

                            STATEMENTS OF CASH FLOWS

                       FOR THE YEAR ENDED OCTOBER 31, 1995

            AND THE PERIOD FROM NOVEMBER 1, 1995 TO OCTOBER 24, 1996

                                   (Continued)

                                                            October 31,  October 24,
                                                               1995         1996
                                                            ----------   -----------
SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Cash paid for interest                                   $   14,000   $  166,100
                                                            ----------   -----------
   Purchase of building with debt                           $2,100,000   $     --
                                                            ----------   -----------
   Non-cash dividend to Autotote Corporation                $     --     $2,689,532
                                                            ----------   -----------














   The accompanying notes are an integral part of these financial statements.

                               AUTOTOTE CBS, INC.

                          NOTES TO FINANCIAL STATEMENTS


1.   Organization and Basis of Presentation

Autotote CBS, Inc., a Nevada corporation (the "Company" or "CBS"), is a wholly-owned subsidiary of Autotote Corporation ("AC"). CBS is principally engaged in providing hardware and software products to licensed race and sports book operations in the State of Nevada.

On October 25, 1996, American Wagering, Inc., a Nevada corporation ("AWI"), acquired from Autotote Corporation all of the outstanding shares of capital stock ("Shares") of the Company pursuant to a Stock Transfer Agreement between AWI and AC, and the right to use certain software owned by AC and Autotote Systems, Inc. ("ASI"), a sister corporation wholly-owned by AC, in the Company's business pursuant to a Technology Cross License Agreement, among CBS, AC and ASI (the "License"). At the purchase date, the Company changed its name to Computerized Bookmaking Systems, Inc.

As consideration for the Shares and License, AWI paid $3 million in cash to AC and agreed to guarantee, pursuant to a Guaranty Agreement, the Company's obligation under its current mortgage of approximately $2 million on the underlying real estate and building.

Simultaneous with the execution of the Stock Transfer Agreement, ASI appointed CBS as its distributor in Nevada of ASI products, including Probe terminals, MKII terminals, videocards, communication devices and pari-mutuel race systems ("Distribution Products") pursuant to an Authorized Exclusive Distributorship Agreement ("Distributorship Agreement"). Pursuant to the Distributorship Agreement, prices for products excluding terminals will be the Cost (as defined) to AC or ASI plus a 25 percent mark-up. Additionally, terminals are to be purchased at prescribed costs as stated in such agreement. The Distributorship Agreement results in product pricing in excess of what was historically paid while CBS was under common ownership with ASI. In addition, ASI granted CBS the right, under certain conditions, to manufacture video gaming machines and Distribution Products pursuant to a Manufacturing Agreement. Finally, CBS and ASI agreed to cooperate in pursuing business relating to international sports and pari-mutuel wagering pursuant to an International Cooperation Agreement.

AC and its subsidiaries have entered into certain non-competition provisions with respect to the Company which include, among other requirements, a provision that for a period of five years after the closing date and thereafter during the continuation of the Distributorship Agreement, AC and subsidiaries are prohibited from directly or indirectly competing with the Company in the operation of its pari-mutuel racing businesses which have been and will be conducted in Nevada and in the operation of its race and sports book or pari-mutuel sports wagering businesses, anywhere in the world.

2.   Summary of Significant Accounting Policies

     a.  Revenue Recognition

         The Company recognizes revenue when the software and hardware are installed at the customer location. Maintenance fee revenue is recognized as the services are provided.

     b.  Cash and Cash Equivalents

         The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Such investments are carried at a cost which approximates market value.

     c.  Inventories

         Inventories are stated at the lower of cost (based on the first-in, first-out method) or market. Costs capitalized as inventory include direct labor and materials. Inventories consisted of the following at October 31, 1995 and October 24, 1996:

                                              October 31,    October 24,
                                                 1995            1996
                                              ----------    ------------
         Raw material components              $   6,841      $  22,722
         Work in process                         50,491           --
         Finished goods                         278,234        149,128
         Spare parts                            155,200        122,037
                                              ---------      ---------
                                                490,766        293,887
         Less: obsolescence reserve            (168,766)      (136,337)
                                              ---------      ---------
                                              $ 322,000      $ 157,550
                                              =========      =========

         Spare parts represents inventory needed to service systems under maintenance agreements.

     d.  Property and Equipment

         Property and equipment is recorded at cost. Depreciation of property and equipment is provided using the straight line method over the following estimated useful lives of the related assets:

                                             Life in
                                              Years
                                             -------
         Building                               39
         Furniture and equipment                5-7
         Vehicles                               5-7

     e.  Federal Income Taxes

         The Company adopted Statement of Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes," effective November 1, 1993.

         Under SFAS 109, income taxes are calculated using the asset and liability method. Under the asset and liability method, deferred income taxes are calculated by applying enacted statutory tax rates to cumulative temporary differences between financial statement carrying amounts and tax bases of existing assets and liabilities.

     f.  Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     g.  Concentration of Risk

         The Company derives a substantial portion of its revenues from a limited number of licensed race and sports books in the State of Nevada. Limitations on the scope of operations at such licensed race and sports books due to statutory or regulatory changes or deterioration in the general economic conditions which impact the gaming industry in Nevada could adversely affect the Company's operating results.

         The Company purchases substantially all of its inventory for resale from ASI and is dependent on ASI for its future inventory supply. Any interruption in the Company's relationship with ASI could have a negative impact on the Company's ability to obtain inventory on comparable terms and provide uninterrupted service to its customers.

3.  Property and Equipment

Property and equipment consisted of the following at October 31, 1995 and October 24, 1996:

                                             October 31,    October 24,
                                                1995            1996
                                           -------------   -------------
         Building                           $ 2,500,783    $ 2,546,206
         Furniture and equipment                600,113        659,680
         Vehicles                                65,717         65,717
         Less: accumulated depreciation        (217,649)      (388,292)
                                            -----------    -----------
                                              2,948,964      2,883,311
         Land                                   465,825        465,825
                                            -----------    -----------
                                            $ 3,414,789    $ 3,349,136
                                            ===========    ===========

4.  Investment in Joint Venture

On January 24, 1994, Autotote Systems, Inc. entered into a joint venture with IGT-North America ("IGT"). ASI and IGT each owned a fifty percent interest in the joint venture company which was named MegaSports, Inc., a Nevada corporation ("MegaSports"). MegaSports is an enterprise in the development stage and is engaged in the design, manufacture and distribution of a pari-mutuel sport wagering system. On April 27, 1994, ASI's interest in MegaSports was assigned to the Company.

The Company's investment in joint venture balance in the accompanying balance sheets have arisen primarily through contributions of property, equipment and programming services. In 1995, the Company put on hold indefinitely pursuing the licensing of the MegaSports software in the State of Nevada. As a result of this decision, the Company determined that $202,774 of previously contributed costs, consisting primarily of programming services, would not be realizable and, accordingly, wrote down its investment in joint venture balance related to these costs.

5.  Intangible and Other Assets

Intangible and other assets consisted of the following at October 31, 1995 and October 24, 1996:

                                             October 31,    October 24,
                                                1995            1996
                                             -----------    ------------

         Goodwill                             $1,498,846     $1,201,810
         Loan fees                                91,348         86,828
         Product development costs                59,415         12,642
                                              ----------     ----------
                                              $1,649,609     $1,301,280
                                              ----------     ----------

Goodwill arose in connection with AC's original acquisition of the Company in 1989 and is being amortized over a 40 year period. In connection with the acquisition of the Company by AWI, the Company wrote down the goodwill balance at October 24, 1996 by $254,000 which represents the difference between the purchase price of $3,156,000 and the book value of net assets acquired. Capitalized loan fees associated with the building mortgage note are being amortized over the related term of the mortgage. The

Company has capitalized the cost of developing certain software it sells to customers in accordance with Statement of Financial Accounting Standards No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." These costs are amortized based on estimated future revenues, but not less than straight-line amortization over the remaining economic life of the software.

In 1995, the Company put on hold indefinitely pursuing its application for a gaming license in the State of Nevada and, accordingly, the Company wrote-off approximately $323,500 of previously capitalized costs incurred in conjunction with this pursuit. This amount is included in the write off of investment and other assets in the accompanying statements on income.

6.  Accrued Expenses

Accrued expenses consisted of the following at October 31, 1995 and October 24, 1996:

                                                    October 31,      October 24,
                                                       1995              1996
                                                     ---------      ------------
         Accrued 401(k) payable - employer           $  52,879      $  50,791
         Accrued salaries                               60,300         37,270
         Accrued vacation                               75,297         61,815
         Accrued employment contract                         -        217,000
         Other                                          84,031         50,088
                                                     ---------      ------------
                                                     $ 272,507      $ 416,964
                                                     =========      ============
7.  Mortgage Note Payable

In September 1995, the Company financed the acquisition of its office building by entering into a $2.1 million mortgage note payable. The mortgage note payable carries interest at an 8 percent fixed rate and matures in September, 2015. The amount due under the mortgage note payable is collateralized by a first deed of trust on the building.

As of October 24, 1996 the Company's mortgage note payable matures as follows:

              1997                           $    48,402
              1998                                52,418
              1999                                55,947
              2000                                61,413
              2001                                66,510
              Thereafter                       1,767,057
                                             -----------
                                               2,051,747
              Less: current portion              (48,402)
                                             -----------
                                             $ 2,003,345
                                             ===========

8.   Income Taxes

The Company has been included in the consolidated tax returns of Autotote Corporation. In accordance with a tax sharing agreement with Autotote Corporation, the Company provides for an intercompany charge in lieu of income taxes for its current and deferred taxes at a rate of 35 percent. Items considered non-deductible for tax purposes consist of goodwill amortization and the write down of goodwill disclosed in Note 5.

The provision (benefit) for federal income taxes consisted of the following:

                                                 October 31,     October 24,
                                                    1995            1996
                                                  ---------       ---------
          Current                                 $ 206,360       $  87,390
          Deferred                                   31,750          35,878
                                                  ---------       ---------
                                                  $ 238,110       $ 123,268
                                                  =========       =========

The tax effect of significant temporary differences representing deferred tax assets and liabilities for the Company is as follows:

                                                 October 31,      October 24,
                                                    1995            1996
                                                 ----------       ----------
     Current Deferred Tax Assets
          Inventory obsolescence reserve          $  59,068       $  47,718
          Bad debt allowance                         16,240           9,450
                                                  ---------       ---------
                                                     75,308          57,168
                                                  ---------       ---------
     Long-term Deferred Tax Liabilities
          Depreciation                              (50,109)        (67,847)
                                                  ---------       ---------
                                                  $  25,199       $ (10,679)
                                                  =========       =========

The Company did not record a valuation allowance at October 31, 1995 relating to recorded tax benefits because all benefits are likely to be realized.

Pursuant to provisions contained in the Stock Transfer Agreement, the applicable income, deductions and credits for the Company up to and including the closing date will be included in the consolidated federal income tax returns of AC for the fiscal year ending October 31, and AC shall pay all federal income taxes (excluding deferred taxes), attributable to such period.

9.   Commitments and Contingencies

The Company has executed long-term employment contracts with five of its employees. Four of the employees have three-year contracts, commencing in mid 1995, which are automatically renewable each year. These contracts stipulate that if the employees are terminated other than for cause, the employees are to receive five percent of their total salaries since their beginning of employment. Certain of these agreements exempt the employees from non-compete agreements previously entered into if terminated other than for cause.

In March 1996, the Company entered into a guaranteed two year employment contract with a former officer of the Company. The contract (as amended) states that the former officer of the Company will receive $155,000 per year. This former officer resigned his position as an officer effective October 25, 1996 but remained an employee of the Company. The Company has accrued $217,000 to reflect the liability associated with this employment contract.

Substantially all of the Company's assets are pledged to secure AC's debt. The Company has also guaranteed a portion of AC's debt. Upon the sale of the Company to AWI (see Note 1), AC's lender released the Company from its pledge and guarantee obligations.

The Company has committed to purchase approximately $323,000 of inventory from ASI as of October 24, 1996.

The Company is the subject of certain lawsuits that arise during the normal course of business. Management of the Company believes the ultimate outcome of the lawsuits will not have a material adverse impact on the financial position or results of operations of the Company.

10.  Related Party Transactions

An officer of the Company received a portion of his compensation in fiscal 1995 and 1996 from Leroy's Race and Sports Book ("Leroy's"), currently a wholly-owned subsidiary of American Wagering, Inc., for whom he also provided substantial employment services. The officer's compensation was allocated to the two companies based on the amount of services performed for each company.

In 1995 and 1996, the Company provided certain office space to Leroy's and MegaSports and other services to Leroy's.

During 1995 and 1996, the Company provided continuing software support for a customer of ASI. During 1996, the Company provided these services on behalf of ASI at a rate approximately 40 percent below its normal market prices. During fiscal 1995, the Company provided these services at no charge to ASI.

During 1995 and 1996, the Company purchased substantially all of its inventory from ASI.

In 1995 and 1996, the Company was provided with certain liability, property and health insurance coverages from AC.

Except as indicated above, management believes that transactions between the Company and Autotote Corporation, Autotote Systems, Inc. and other affiliates of AC were on terms comparable to those that could be obtained from unaffiliated parties.

11.  Dividend to Autotote Corporation

On September 16, 1996, the Board of Directors of the Company declared a dividend to AC which consisted of the following: (1) the transfer, grant, conveyance, assignment and quitclaim of the entire right, title and interest of the Company in and to the Pari-mutuel Tote Software (as defined), including both tangible and intangible property constituting the Pari-mutuel Tote Services as follows:
(a) all copyright and patent interest throughout the world owned or claimed by the Company in the Pari-mutuel Tote Software, together with the right to sue for, settle, or release any past, present or future infringements; (b) title to and possession of two copies of the media and documentation that constitute the component parts and copies of the Pari-mutuel Tote Software, and (c) all right, title and interest owned or claimed by the Company in and to the inventions, discoveries, improvements, ideas, trade secrets, know-how, confidential information, and all other intellectual property owned or claimed by the Company pertaining to the Pari-mutuel Tote Software, but not to the CBS Software (as defined), and (2) all net intercompany accounts receivable owed by AC to the Company.

12.  Employees' 401 (k) Profit Sharing Plan

The Company offers all its eligible employees participation in the Autotote Systems, Inc. 401 (k) Retirement Plan for Non-Union Employees (the "Plan"). The Plan provides for purchases of certain investment vehicles by eligible employees through annual payroll deductions of up to 10 percent of compensation. Upon attainment of certain service requirements, the Company contributes 5 percent of a participant's earnings to the Plan. Participant contributions are always fully vested. Employer contributions vest pro rata over a five-year period. The Company had expenses related to the Plan of $50,381 and $56,435 for 1995 and 1996, respectively.

On October 25, 1996, concurrent with the sale of the Company (see Note 1), the Company discontinued its participation in the Plan.

Item 7.(b) Pro Forma Condensed Financial Information

                             AMERICAN WAGERING, INC.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS


Introduction to Pro Forma Condensed Financial Statements

The accompanying pro forma condensed financial statements present pro forma financial information for American Wagering, Inc. ("AWI") on a consolidated basis giving effect to the October 25, 1996 acquisition of Autotote CBS, Inc. ("CBS"). Under the terms of the Stock Transfer Agreement, AWI paid $3,000,000 in cash and incurred other acquisition costs totaling $156,000 for a total purchase price of $3,156,000 for all of the capital stock of CBS.

American Wagering, Inc. timely filed its Quarterly Report on Form 10-QSB for the quarter ended October 31, 1996 on December 16, 1996. A consolidated balance sheet of AWI as of October 31, 1996, including the accounts of Autotote CBS, Inc. (renamed Computerized Bookmaking Systems, Inc.) since its acquisition on October 25, 1996, was included in this Form 10-QSB.

The accompanying pro forma condensed statements of income cover the year ended January 31, 1996 for AWI, the year ended October 31, 1995 for CBS and the twelve months ended December 31, 1996 for a hotel/casino business acquired by AWI in fiscal year 1997 in an unrelated transaction. The nine month period for AWI is for the period ended October 31, 1996 and nine months ended July 31, 1996 for CBS. Both statements of income have been presented on the assumption that the acquisition occurred at the beginning of the earliest period presented.

The pro forma condensed financial statements are not necessarily indicative of the results that will be achieved for future periods as a result of the combination of AWI and CBS. These pro forma financial statements and the related notes thereto should be read in conjunction with the historical financial statements of AWI and CBS.

                             American Wagering, Inc.
                     Pro Forma Condensed Statement of Income
                For the Nine Month Period Ended October 31, 1996
                                 (in thousands)

                                                                                                                    Pro Forma
                                                                                                                    Nine Months
                                                                                                                       Ended
                                                       AWI              CBS                                         October 31,
                                                   October 31,       July 31,          Pro Forma                        1996
                                                      1996             1996           Adjustments        Ref.
                                                  --------------   --------------    ---------------     ------     -------------

Operating revenues                                 $    4,858        $   3,116        $        -                    $    7,974
Direct costs and expenses                               3,283            1,809                 -                         5,092
                                                   ----------        ---------        -----------                   ----------
   Gross profit                                         1,575            1,307                 -                         2,882
Depreciation and amortization                             254              199                183          3               636
Other operating expenses                                1,967              799               (158)         1             2,608
                                                   ----------        ---------        -----------                   ----------
                                                         (646)             309                (25)                        (362)
Other income/(expense)                                    169               55               (158)         1                66
                                                   ----------        ---------        -----------                   ----------
   Net income (loss) before income taxes                 (477)             364               (183)                        (296)
Provision for income taxes                                 -              (127)               127          2                -
                                                   ----------        ---------        -----------                   ----------
   Net income (loss)                               $     (477)       $     237        $       (56)                  $     (296)
                                                   ==========        =========        ===========                   ==========



                             American Wagering, Inc.
                     Pro Forma Condensed Statement of Income
                       For the Year Ended January 31, 1996
                                 (in thousands)

                                                                                                                    Pro Forma
                                     AWI               CBS           Hotel/Casino                                   Year Ended
                                 January 31,       October 31,       December 31,       Pro Forma                  January 31,
                                     1996              1995              1996          Adjustments       Ref.          1995
                                 -------------     -------------    ---------------    -------------     ------    -------------

Operating revenues              $     5,577        $    5,832        $   3,723                 -                    $   15,132
Direct costs and expenses             2,868             2,844            2,368                 -                         8,080
                                -----------        ----------        ---------               ----                   ----------
   Gross profit                       2,709             2,988            1,355                 -                         7,052
Depreciation and
    amortization                        145               259              240                426           3            1,070
Other operating expenses              1,830             1,902              894               (142)         1,5           4,484
                                -----------        ----------        ---------               ----                   ----------
   Operating income                     734               827              221               (284)                       1,498
Other income/(expense)                   58              (147)            (230)               (77)         1,4            (396)
                                -----------        ----------        ---------               ----                   ----------
   Net income (loss) before
     income taxes                       792               680               (9)              (361)                       1,102
Provision for income taxes               -               (238)              -                (137)          6             (375)
                                -----------        ----------        ---------               ----                   ----------
   Net income (loss)            $       792        $      442        $      (9)              (498)                  $      727
                                ===========        ==========        =========               ====                   ==========



                  The acccompanying notes are an integral part
               of these proforma condensed financial statements.

                             American Wagering, Inc.
                Notes to Pro Forma Condensed Financial Statements
                                October 31, 1996


1. The adjustment to other income and operating expenses reflects the elimination of rental income and expense of $54,000 for the year ended October 31, 1995 and $158,000 for the nine months ended July 31, 1996 related to the lease between CBS (the landlord) and American Wagering, Inc. (the tenant).


2. The adjustment to the October 31, 1996 provision for income taxes reflects the offset of CBS tax expense with the net operating loss of AWI resulting in no pro forma tax benefit as the operating entity had not previously generated taxable income.


3. The adjustment to depreciation and amortization arises from the step-up in the basis of assets and amortization of the excess of purchase price over fair market value of net acquired assets related to the hotel/casino business that was previously acquired in fiscal year 1997. In addition, additional amortization expense is reflected for the periods related to software, non-compete provisions and licensing rights purchased in the CBS acquision.


4. The adjustment to other income of $23,000 reflects interest expense on debt issued in connection with the prior acquisition of the hotel/casino business in fiscal year 1997.


5. The adjustment to other operating expenses reflects removal of bankruptcy costs incurred by the previously acquired hotel/casino business.


6. The adjustment to compute the pro forma income tax provision for the year ended January 31, 1996 utilizes a rate of 34 percent.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 AMERICAN WAGERING, INC.
                                 --------------------------------
                                 (Registrant)


Date: January 7, 1997            By: /s/ Robert D. Ciunci
                                     ----------------------------
                                     Robert D. Ciunci
                                     Executive Vice President and
                                     Chief Financial Officer